EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of First Advantage Corporation of our report dated April 3, 2003 relating to the combined financial statements of the FAST Division as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and our reports dated December 6, 2002 relating to the financial statements of Employee Health Programs, Inc. as of December 31, 2001 and 2000 and for each of the years then ended, the financial statements of Substance Abuse Management, Inc. as of December 31, 2000 and for the year then ended and the financial statements of American Driving Records, Inc. as of December 31, 2001 and 2000 and for each of the years then ended, which appear in First Advantage's Pre-Effective Amendment No. 5 to Registration Statement on Form S-4 (Registration No. 333-102565) filed May 14, 2003.




/s/ PricewaterhouseCoopers LLP

Los Angeles, California
January 5, 2004